DISCOVERY, INC. REPORTS SECOND QUARTER 2019 RESULTS

Silver Spring, MD – August 6, 2019: Discovery, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the quarter ended June 30, 2019.

Second Quarter 2019 Highlights

•	No. 1 most watched TV portfolio for women 25-54 in the U.S. in June 2019(1);

•	Concluded a robust and record advertising Upfront, delivering pricing and volume increases across the portfolio;

•	Completed the UKTV Lifestyle Business joint venture unwind transaction in which the Company formally received control of lifestyle channels Really, Home and Good Food; and

•	Launched nine additional networks on YouTube TV in the U.S. and signed a multi-year live and on demand carriage agreement with fuboTV.

"We delivered another quarter of strong operating and financial performance, with the benefits of the Scripps Networks acquisition flowing through all areas of our global business, while also accelerating our pivot to digital and direct-to-consumer offerings with IP that powers people's passions," said David Zaslav, President and Chief Executive Officer of Discovery. "With an exceptional team in place, strong top-line performance and a healthy balance sheet, we are confident in our ability to continue executing on our strategic priorities to drive long-term growth and shareholder value."

Second Quarter 2019 Financial Results
Second quarter revenues of $2,885 million increased 1% compared with the prior year's quarter, as a 5% increase in U.S. Networks revenues was partially offset by a 3% decrease in International Networks revenues and a significant decrease in Other revenues due to the sale of the education business(2). Excluding the impact of foreign currency fluctuations(3), total Company revenues in the quarter increased 4% and International Networks revenues increased 3%.

Second quarter net income available to Discovery, Inc. was $947 million, or $1.33 per diluted share(4), compared with $216 million, or $0.30 per diluted share, in the prior year's quarter. The increase in net income was a result of higher operating results and a one-time, non-cash tax benefit recognized in the quarter. The Company carried out a number of internal restructurings across several jurisdictions within the International Networks segment. The net effect of these restructuring activities was a one-time, non-cash income tax benefit of $455 million from the recognition of a deferred tax asset.

Adjusted Operating Income Before Depreciation and Amortization ("Adjusted OIBDA")(5) of $1,281 million increased 5%, as a 15% increase in U.S. Networks Adjusted OIBDA was partially offset by a 15% decrease in International Networks Adjusted OIBDA. Excluding the impact of foreign currency fluctuations, total Adjusted AOIBDA increased 7% and International Networks Adjusted OIBDA decreased 7%.

Adjusted Earnings Per Share ("Adjusted EPS")(4,6), which excludes the impact of amortization of acquisition-related intangible assets, net of tax, was $1.61. Adjusted EPS excluding the previously mentioned tax benefit of $455 million, or a decrease of $0.64 per share, and, after-tax restructuring and other charges of $8 million, or $0.01 per share, was $0.98.

(1)	Source: Nielsen, June 2019 (5/27/19 – 6/30/19), Total Day Mon-Sun 6a-6a, Women 25-54, L+7, Duration-Weighted Delivery: "Most Watched", Among Total TV portfolios.
(2)	The Company sold a majority stake in the education business on April 30, 2018.
(3)	Refer to pages 5-6 for the methodology for calculating growth rates excluding the impact of currency effects for the International Networks segment and Total Company.
(4)	All per share amounts are calculated using net income. Refer to table on page 13 for the full EPS schedule.
(5)	See full definition of Adjusted OIBDA on page 5.
(6)	See full definition of Adjusted EPS on page 6.

Cash provided by operating activities increased 21% to $674 million compared with the prior year's quarter, primarily reflecting lower restructuring expenses and favorable working capital, partially offset by higher cash taxes due to the absence of acquisition-related charges. Capital expenditures increased $44 million to $78 million, primarily due to transformation projects related to technology infrastructure and software development, and expenses related to real estate consolidation. Free cash flow(1) for the second quarter increased 14% to $596 million.

SEGMENT RESULTS

Total Company

(dollars in millions)	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	Change	Ex-FX(2)	2019	2018	Change(3)	Ex-FX(2,3)
Revenues:
U.S. Networks	$1,863	$1,780	5%		$3,615	$2,954	22%
International Networks	1,020	1,051	(3)%	3%	1,972	2,149	(8)%	(1)%
Other	2	14	(86)%		5	49	(90)%
Corporate and Inter-Segment Eliminations	—	—	—%		—	—	—%
Total revenues	$2,885	$2,845	1%	4%	$5,592	$5,152	9%	12%

Net income available to Discovery, Inc.	$947	$216	NM		$1,331	$208	NM

Adjusted OIBDA:
U.S. Networks	$1,126	$983	15%		$2,187	$1,635	34%
International Networks	286	336	(15)%	(7)%	505	473	7%	18%
Other	1	—	NM		2	3	(33)%
Corporate and Inter-Segment Eliminations	(132)	(97)	(36)%		(254)	(180)	(41)%
Total Adjusted OIBDA	$1,281	$1,222	5%	7%	$2,440	$1,931	26%	29%

U.S. Networks

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change(3)
Revenues:
Advertising	$1,153	$1,090	6%	$2,175	$1,717	27%
Distribution	688	654	5%	1,385	1,168	19%
Other	22	36	(39)%	55	69	(20)%
Total revenues	$1,863	$1,780	5%	$3,615	$2,954	22%

Adjusted OIBDA	$1,126	$983	15%	$2,187	$1,635	34%

U.S. Networks’ revenues for the second quarter of 2019 increased 5% to $1,863 million compared with the prior year's quarter, as advertising revenues increased 6% and distribution revenues increased 5%, partially offset by a $14 million decrease in other revenues. The increase in advertising revenues was primarily driven by increases in pricing and, to a lesser extent, inventory, as well as the continued monetization of digital content offerings, partially offset by lower overall ratings and the impact of audience declines in the aggregate on our linear networks.

(1)	Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.
(2)	Refer to pages 5-6 for the methodology for calculating growth rates excluding the impact of currency effects for the International Networks segment and Total Company.
(3)	The Company acquired Scripps Networks on March 6, 2018, resulting in material comparability differences for the six months ended periods.
NM: Not Meaningful

The increase in distribution revenues was primarily driven by increases in contractual affiliate rates and additional carriage on streaming platforms, partially offset by a decline in overall subscribers. Total portfolio subscribers for June 2019 were 3% lower than June 2018, while subscribers to our fully distributed networks were flat.

U.S. Networks' operating expenses decreased 8% to $737 million compared with the prior year's quarter, as costs of revenues decreased 10% and SG&A expenses decreased 4%. The decrease in costs of revenues was primarily attributable to content synergies related to the integration of Scripps Networks while the decrease in SG&A was primarily due to lower personnel costs from restructuring and the integration of Scripps Networks.

U.S. Networks' Adjusted OIBDA increased 15% to $1,126 million compared with $983 million in the prior year's quarter, driven by the previously mentioned increase in revenues combined with the decrease in operating expenses.

International Networks

(dollars in millions)	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	Change	Ex-FX(1)	2019	2018	Change(2)	Ex-FX(1,2)
Revenues:
Advertising	$466	$473	(1)%	5%	$859	$858	—%	8%
Distribution	518	532	(3)%	3%	1,045	1,069	(2)%	4%
Other	36	46	(22)%	(18)%	68	222	(69)%	(67)%
Total revenues	$1,020	$1,051	(3)%	3%	$1,972	$2,149	(8)%	(1)%

Adjusted OIBDA	$286	$336	(15)%	(7)%	$505	$473	7%	18%

International Networks’ revenues for the second quarter of 2019 decreased 3% to $1,020 million compared with the prior year's quarter. Excluding the impact of foreign currency fluctuations, revenues increased 3%, as advertising revenues increased 5% and distribution revenues increased 3%, partially offset by an $8 million decrease in other revenues. The increase in advertising revenues was primarily driven by higher pricing in certain markets in Europe and to a lesser extent, the consolidation of the UKTV Lifestyle Business and expanded digital content offerings. The increase in distribution revenues was driven by growth in Latin America, primarily due to contractual price increases and subscriber growth related in part to new channel launches along with the timing of certain content licensing arrangements, and subscriber growth in certain European markets.

International Networks' operating expenses increased 3% to $734 million compared with the prior year's quarter. Excluding the impact of foreign currency fluctuations, operating expenses increased 8%. Costs of revenues increased 4%, primarily attributable to higher expenses associated with expanded digital content offerings and to a lesser extent, the consolidation of the UKTV Lifestyle Business. SG&A increased 16%, primarily due to higher professional service fees, technology costs and personnel expenses as a result of expanded digital content offerings.

International Networks' Adjusted OIBDA decreased 15% to $286 million compared with the prior year's quarter. Excluding the impact of foreign currency fluctuations, Adjusted OIBDA decreased 7%, primarily driven by the increase in total operating expenses.

Other

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Revenues	$2	$14	(86)%	$5	$49	(90)%
Adjusted OIBDA	$1	$—	NM	$2	$3	(33)%

(1)	Refer to pages 5-6 for the methodology for calculating growth rates excluding the impact of currency effects for the International Networks segment.
(2)	The Company acquired Scripps Networks on March 6, 2018, resulting in material comparability differences for the six months ended periods.

The Other segment saw a significant decrease in revenues for the second quarter of 2019 primarily due to the sale of the education business. Adjusted OIBDA was consistent with the prior year quarter.

Corporate and Inter-Segment Eliminations
Adjusted OIBDA for the second quarter of 2019 decreased 36% compared with the prior year's quarter, primarily due to higher technology costs and professional service fees.

OTHER ITEMS

Share Buyback Authorization and Transactions
In April 2019, the Company's Board of Directors authorized additional common stock repurchases of up to $1 billion. In May 2019, the Company made an upfront cash payment of $96 million to enter into two prepaid common stock repurchase contracts for the Company’s Series C common stock. Under these contracts, if the price of Discovery’s Series C common stock is below the strike price at expiration, the Company will receive a fixed number of shares of its Series C common stock. If the price of Discovery’s Series C common stock is above the strike price at expiration, the Company can elect to receive $50 million of cash per contract or that number of shares of Series C common stock at the then-current market price equal to $50 million. The first contract settled in cash for $50 million during the period of June 26 to June 28, 2019 as the price of Discovery’s Series C common stock during that period was above the strike price. The second contract is scheduled to settle during the quarter ending September 30, 2019. The contracts are accounted for as equity transactions.

Debt - Senior Notes
In May 2019, Discovery Communications, LLC (“DCL”), a wholly-owned subsidiary of the Company, issued $750 million aggregate principal amount of 4.125% Senior Notes due 2029 and $750 million aggregate principal amount of 5.300% Senior Notes due 2049. Net proceeds to DCL were $1.48 billion, net of underwriting discounts, debt issuance costs and other expenses. DCL used the proceeds from the offering to redeem or repurchase approximately $1.3 billion aggregate principal amount of DCL's 2.750% Senior Notes due 2019 and 5.050% Senior Notes due 2020 and to pay accrued and unpaid interest, premiums, fees and expenses in connection with the redemptions.

UKTV Lifestyle Business
In June 2019, the Company and BBC dissolved their 50/50 joint venture, UKTV, a British multi-channel broadcaster, with the Company taking full control of UKTV’s three lifestyle channels and BBC taking full control of UKTV’s seven entertainment channels.

FULL YEAR 2019 OUTLOOK(1)
Discovery will provide forward-looking guidance in connection with this quarterly earnings announcement on its quarterly earnings conference call and webcast referenced below.

CONFERENCE CALL INFORMATION
Discovery will host a conference call today, August 6, 2019 at 8:30 a.m. ET to discuss its second quarter results. To listen to the call, visit https://corporate.discovery.com or dial 1-844-452-2811 inside the U.S. and 1-574-990-9832 outside of the U.S., using conference passcode: DISCA.

(1)
Discovery does not expect to be able to provide a reconciliation of the non-GAAP forward-looking guidance to comparable GAAP measures as, at this time, the Company cannot determine the occurrence or impact of the adjustments, such as the effect of future changes in foreign currency exchange rates or future acquisitions or divestitures that would be excluded from such GAAP measures.

NON-GAAP FINANCIAL MEASURES
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted EPS and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 11 for reconciliations to the most comparable GAAP measures.

Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects
The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations related to production studios, (vii) third-party transaction costs directly related to the acquisition and integration of Scripps Networks, and (viii) other items impacting comparability, such as the non-cash settlement of a withholding tax claim.

The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes share-based compensation, restructuring and other charges, certain impairment charges, gains and losses on business and asset dispositions and Scripps Networks transaction and integration costs from the calculation of Adjusted OIBDA due to their impact on comparability between periods. The Company also excludes depreciation of fixed assets and amortization of intangible assets, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted OIBDA should be considered in addition to, but not a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP. Refer to the comments that follow for the methodology to calculate growth rates excluding foreign currency effects.

Effective January 1, 2019, our definition of Adjusted OIBDA was modified to exclude all share-based compensation, whereas only mark-to-market share-based compensation was excluded previously. Over time, the Company has moved to a higher percentage of equity-classified awards (in lieu of liability-classified awards, which require mark-to-market accounting) under its stock incentive plans and expects to continue this action in future periods. Since most equity classified awards are non-cash expenses not entirely under management control, the Company has elected to exclude all share-based compensation from Adjusted OIBDA beginning in 2019. The revised definition of Adjusted OIBDA will be used by our chief operating decision maker in evaluating segment performance in 2019. Accordingly, prior period amounts have been recast to reflect the current definition.

Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects
The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis (ex-FX), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2019 Baseline Rate”), and the prior year amounts translated at the same 2019 Baseline Rate.

In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

Selling, General and Administrative Expense
Selling, general and administrative expenses, as defined for Adjusted OIBDA, excludes share-based compensation and Scripps Networks transaction and integration costs due to their impact on comparability between periods.

Adjusted EPS
Adjusted EPS is defined as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share. The Company believes Adjusted EPS is relevant to investors because this metric allows them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period.

Free Cash Flow
The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

CAUTIONARY STATEMENT CONCERNING FORWARD_LOOKING STATEMENTS
Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, marketing and operating strategies, integration of acquired businesses, new service offerings, financial prospects, and anticipated sources and uses of capital. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be accomplished. The following is a list of some, but not all, of the factors that could cause actual results or events to differ materially from those anticipated:

•
Changes in the distribution and viewing of television programming, including the expanded deployment of personal video recorders, subscription video on demand (“SVOD”), internet protocol television, mobile personal devices and personal tablets and their impact on television advertising revenue;

•	Uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies;

•	Continued consolidation of distribution customers and production studios;

•	A failure to secure affiliate agreements or renewal of such agreements on less favorable terms;

•	Rapid technological changes;

•	The inability of advertisers or affiliates to remit payment to us in a timely manner or at all;

•	General economic and business conditions;

•	Industry trends, including the timing of, and spending on, feature film, television and television commercial production;

•	Spending on domestic and foreign television advertising;

•	Disagreements with our distributors or other business partners over contract interpretation;

•	Fluctuations in foreign currency exchange rates, political unrest and regulatory changes in international markets;

•	Market demand for foreign first-run and existing content libraries;

•	The regulatory and competitive environment of the industries in which we, and the entities in which we have interests, operate;

•	Uncertainties inherent in the development of new business lines and business strategies;

•	Uncertainties regarding the financial performance of our equity method investees;

•
Our ability to complete, integrate and obtain the anticipated benefits and synergies from our proposed business combinations and acquisitions, including our acquisition of Scripps Networks Interactive, Inc., on a timely basis or at all;

•	Future financial performance, including availability, terms, and deployment of capital;

•	The ability of suppliers and vendors to deliver products, equipment, software, and services;

•	Our ability to achieve the efficiencies, savings and other benefits anticipated from our cost-reduction initiatives;

•	The outcome of any pending or threatened litigation;

•	Availability of qualified personnel;

•	The possibility or duration of an industry-wide strike or other job action affecting a major entertainment industry union;

•
Changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission and adverse outcomes from regulatory proceedings;

•	Changes in income taxes due to regulatory changes or changes in our corporate structure;

•	Changes in the nature of key strategic relationships with partners, distributors and equity method investee partners;

•	Competitor responses to our products and services and the products and services of the entities in which we have interests;

•	Threatened terrorist attacks and military action;

•	Our level of debt;

•	Reduced access to capital markets or significant increases in costs to borrow; and

•	A reduction of advertising revenue associated with unexpected reductions in the number of subscribers.

These risks have the potential to impact the recoverability of the assets recorded on our balance sheets, including goodwill or other intangibles. For additional risk factors, refer to the “Risk Factors” section in our 2018 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Press Release, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based.

ABOUT DISCOVERY
Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and in nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as Eurosport Player and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, and Science Channel, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit https://corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

CONTACTS

Media	Investor Relations
Nathaniel Brown (212) 548-5959	Andrew Slabin (212) 548-5544
nathaniel_brown@discovery.com	andrew_slabin@discovery.com

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Advertising	$1,619	$1,563	$3,034	$2,575
Distribution	1,206	1,186	2,430	2,237
Other	60	96	128	340
Total revenues	2,885	2,845	5,592	5,152
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	938	995	1,868	2,055
Selling, general and administrative	709	687	1,335	1,296
Depreciation and amortization	320	410	692	603
Restructuring and other charges	7	187	12	428
Gain on disposition	—	(84)	—	(84)
Total costs and expenses	1,974	2,195	3,907	4,298
Operating income	911	650	1,685	854
Interest expense, net	(161)	(196)	(343)	(373)
Loss on extinguishment of debt	(23)	—	(28)	—
Loss from equity investees, net	(20)	(40)	(9)	(62)
Other income (expense), net	9	(47)	(18)	(69)
Income before income taxes	716	367	1,287	350
Income tax benefit (expense)	271	(123)	118	(103)
Net income	987	244	1,405	247
Net income attributable to noncontrolling interests	(36)	(23)	(65)	(28)
Net income attributable to redeemable noncontrolling interests	(4)	(5)	(9)	(11)
Net income available to Discovery, Inc.	$947	$216	$1,331	$208
Net income per share allocated to Discovery, Inc. Series A, B and C common stockholders:
Basic	$1.33	$0.30	$1.86	$0.31
Diluted(1)	$1.33	$0.30	$1.86	$0.31
Weighted average shares outstanding:
Basic	528	523	526	473
Diluted(1)	716	712	715	661

(1)
Diluted shares adjust for the potential dilution that would occur if common stock equivalents, including convertible preferred stock and share-based awards, were converted into common stock or exercised.

DISCOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except par value)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,321	$986
Receivables, net	2,854	2,620
Content rights, net	330	313
Prepaid expenses and other current assets	427	312
Total current assets	4,932	4,231
Noncurrent content rights, net	3,258	3,069
Property and equipment, net	828	800
Goodwill, net	13,222	13,006
Intangible assets, net	9,172	9,674
Equity method investments, including note receivable	542	935
Other noncurrent assets	1,891	835
Total assets	$33,845	$32,550
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$325	$325
Accrued liabilities	1,570	1,604
Deferred revenues	293	249
Current portion of debt	1,686	1,819
Total current liabilities	3,874	3,997
Noncurrent portion of debt	14,823	14,974
Deferred income taxes	1,656	1,811
Other noncurrent liabilities	1,827	1,251
Total liabilities	22,180	22,033
Commitments and contingencies
Redeemable noncontrolling interests	444	415
Equity:
Discovery, Inc. stockholders’ equity:
Series A-1 convertible preferred stock: $0.01 par value; 8 shares authorized, issued and outstanding	—	—
Series C-1 convertible preferred stock: $0.01 par value; 6 shares authorized; 5 and 6 shares issued and outstanding	—	—
Series A common stock: $0.01 par value; 1,700 shares authorized; 161 and 160 shares issued; and 158 and 157 shares outstanding	2	2
Series B convertible common stock: $0.01 par value; 100 shares authorized; 7 shares issued and outstanding	—	—
Series C common stock: $0.01 par value; 2,000 shares authorized; 537 and 524 shares issued; and 373 and 360 shares outstanding	5	5
Additional paid-in capital	10,648	10,647
Treasury stock, at cost: 167 shares	(6,737)	(6,737)
Retained earnings	6,616	5,254
Accumulated other comprehensive loss	(913)	(785)
Total Discovery, Inc. stockholders' equity	9,621	8,386
Noncontrolling interests	1,600	1,716
Total equity	11,221	10,102
Total liabilities and equity	$33,845	$32,550

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Six Months Ended June 30,
	2019	2018
Operating Activities
Net income	$1,405	$247
Adjustments to reconcile net income to cash provided by operating activities:
Share-based compensation expense	69	49
Depreciation and amortization	692	603
Content rights amortization and impairment	1,378	1,660
Gain on disposition	—	(84)
Remeasurement gain on previously held equity interest	(14)	—
Equity in earnings of equity method investee companies, net of cash distributions	37	95
Deferred income taxes	(554)	(80)
Loss on extinguishment of debt	28	—
Other, net	50	25
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables, net	(231)	(176)
Content rights and payables, net	(1,570)	(1,583)
Accounts payable and accrued liabilities	(132)	(68)
Prepaid income taxes and income taxes receivable	(3)	(42)
Foreign currency and other, net	61	70
Cash provided by operating activities	1,216	716
Investing Activities
Business acquisitions, net of cash acquired	(60)	(8,565)
Investments in and advances to equity investments	(147)	(48)
Proceeds from dispositions, net of cash disposed	—	107
Proceeds from dissolution of joint venture	105	—
Purchases of property and equipment	(122)	(82)
Other investing activities, net	4	5
Cash used in investing activities	(220)	(8,583)
Financing Activities
Commercial paper borrowings, net	173	579
Principal repayments of revolving credit facility	(225)	(50)
Borrowings under term loan facilities	—	2,000
Principal repayments of term loans	—	(1,500)
Borrowings from debt, net of discount and including premiums	1,482	—
Principal repayments of debt, including discount payment	(1,740)	—
Principal repayments of finance lease obligations	(26)	(25)
Cash prepayments for common stock repurchase contracts, net	(79)	—
Distributions to noncontrolling interests and redeemable noncontrolling interests	(191)	(59)
Share-based plan (payments) proceeds, net	(11)	26
(Repayments) borrowings under program financing line of credit, net	(6)	23
Payments for hedging instruments	(18)	—
Other financing activities, net	(2)	(17)
Cash (used in) provided by financing activities	(643)	977
Effect of exchange rate changes on cash and cash equivalents	(18)	(27)
Net change in cash and cash equivalents	335	(6,917)
Cash and cash equivalents, beginning of period	986	7,309
Cash and cash equivalents, end of period	$1,321	$392

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended June 30, 2019
	U.S. Networks	International Networks	Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery, Inc.					$947
Net income attributable to redeemable noncontrolling interests					4
Net income attributable to noncontrolling interests					36
Income tax (benefit)					(271)
Other (income), net					(9)
Loss from equity investees, net					20
Loss on extinguishment of debt					23
Interest expense, net					161
Operating income (loss)	$898	$180	$5	$(172)	$911
Restructuring and other charges	3	6	—	(2)	7
Depreciation and amortization	222	82	—	16	320
Share-based compensation	—	—	—	39	39
Scripps Networks transaction and integration costs	—	—	—	4	4
Inter-segment eliminations	3	18	(4)	(17)	—
Total Adjusted OIBDA	$1,126	$286	$1	$(132)	$1,281

	Three Months Ended June 30, 2018
	U.S. Networks	International Networks	Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery, Inc.					$216
Net income attributable to redeemable noncontrolling interests					5
Net income attributable to noncontrolling interests					23
Income tax expense					123
Other expense, net					47
Loss from equity investees, net					40
Interest expense, net					196
Operating income (loss)	$667	$102	$85	$(204)	$650
Restructuring and other charges	19	146	1	21	187
Depreciation and amortization	295	83	1	31	410
Share-based compensation	—	—	—	34	34
Scripps Networks transaction and integration costs	4	—	—	21	25
Gain on disposition	—	—	(84)	—	(84)
Inter-segment eliminations	(2)	5	(3)	—	—
Total Adjusted OIBDA	$983	$336	$—	$(97)	$1,222

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Six Months Ended June 30, 2019
	U.S. Networks	International Networks	Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery, Inc.					$1,331
Net income attributable to redeemable noncontrolling interests					9
Net income attributable to noncontrolling interests					65
Income tax (benefit)					(118)
Other expense, net					18
Loss from equity investees, net					9
Loss on extinguishment of debt					28
Interest expense, net					343
Operating income	$1,685	$339	$8	$(347)	$1,685
Restructuring and other charges	7	10	—	(5)	12
Depreciation and amortization	495	164	—	33	692
Share-based compensation	—	—	—	69	69
Scripps Networks transaction and integration costs	—	—	—	11	11
Settlement of a withholding tax claim	—	(29)	—	—	(29)
Inter-segment eliminations	—	21	(6)	(15)	—
Total Adjusted OIBDA	$2,187	$505	$2	$(254)	$2,440

	Six Months Ended June 30, 2018
	U.S. Networks	International Networks	Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery, Inc.					$208
Net income attributable to redeemable noncontrolling interests					11
Net income attributable to noncontrolling interests					28
Income tax expense					103
Other expense, net					69
Loss from equity investees, net					62
Interest expense, net					373
Operating income	$1,182	$71	$90	$(489)	$854
Restructuring and other charges	53	246	1	128	428
Depreciation and amortization	395	150	3	55	603
Share-based compensation	—	—	—	49	49
Scripps Networks transaction and integration costs	4	—	—	77	81
Gain on disposition	—	—	(84)	—	(84)
Inter-segment eliminations	1	6	(7)	—	—
Total Adjusted OIBDA	$1,635	$473	$3	$(180)	$1,931

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

EARNINGS PER SHARE

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Numerator:
Net income	987	244	1,405	247
Less:
Allocation of undistributed income to Series A-1 convertible preferred stock	(94)	(21)	(132)	(22)
Net income attributable to noncontrolling interests	(36)	(23)	(65)	(28)
Net income attributable to redeemable noncontrolling interests	(4)	(5)	(9)	(11)
Redeemable noncontrolling interest adjustments to redemption value	1	(6)	(4)	(6)
Net income allocated to Discovery, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders for basic net income per share	854	189	1,195	180

Allocation of net income to Discovery, Inc. Series A, B and C common stockholders and Series C-1 convertible preferred stockholders for basic net income per share:
Series A, B and C common stockholders	702	155	980	145
Series C-1 convertible preferred stockholders	152	34	215	35
Total	854	189	1,195	180
Add:
Allocation of undistributed income to Series A-1 convertible preferred stockholders	94	21	132	22
Net income allocated to Discovery, Inc. Series A, B and C common stockholders for diluted net income per share	$948	$210	$1,327	$202

Denominator — weighted average:
Series A, B and C common shares outstanding — basic	528	523	526	473
Impact of assumed preferred stock conversion	185	187	186	187
Dilutive effect of share-based awards	3	2	3	1
Series A, B and C common shares outstanding — diluted	716	712	715	661
Series C-1 convertible preferred stock outstanding — basic and diluted	6	6	6	6

Basic net income per share allocated to Discovery, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders:
Series A, B and C common stockholders	$1.33	$0.30	$1.86	$0.31
Series C-1 convertible preferred stockholders	$25.76	$5.73	$36.08	$5.93

Diluted net income per share allocated to Discovery, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders:
Series A, B and C common stockholders	$1.33	$0.30	$1.86	$0.31
Series C-1 convertible preferred stockholders	$25.67	$5.72	$35.95	$5.92

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Diluted net income per share allocated to Discovery, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders:	$1.33	$0.30	$1.03	$1.86	$0.31	$1.55
Per share impact of amortization of acquisition-related intangible assets, net of tax	0.28	0.36	(0.08)	0.62	0.53	0.09
Adjusted earnings per diluted share	$1.61	$0.66	$0.95	$2.48	$0.84	$1.64

CALCULATION OF FREE CASH FLOW

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	Change	% Change	2019	2018	Change	% Change
Cash provided by operating activities	$674	$556	$118	21%	$1,216	$716	$500	70%
Purchases of property and equipment	(78)	(34)	(44)	NM	(122)	(82)	(40)	(49)%
Free cash flow	$596	$522	$74	14%	$1,094	$634	$460	73%

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

BORROWINGS

	June 30, 2019	December 31, 2018
5.625% Senior notes, semi-annual interest, due August 2019	$—	$411
2.200% Senior notes, semi-annual interest, due September 2019	500	500
Floating rate notes, quarterly interest, due September 2019	400	400
2.750% Senior notes, semi-annual interest, due November 2019	—	500
2.800% Senior notes, semi-annual interest, due June 2020	600	600
5.050% Senior notes, semi-annual interest, due June 2020	—	789
4.375% Senior notes, semi-annual interest, due June 2021	640	650
2.375% Senior notes, euro denominated, annual interest, due March 2022	341	344
3.300% Senior notes, semi-annual interest, due May 2022	496	500
3.500% Senior notes, semi-annual interest, due June 2022	400	400
2.950% Senior notes, semi-annual interest, due March 2023	1,185	1,185
3.250% Senior notes, semi-annual interest, due April 2023	350	350
3.800% Senior notes, semi-annual interest, due March 2024	450	450
2.500% Senior notes, sterling denominated, annual interest, due September 2024	508	507
3.900% Senior notes, semi-annual interest, due November 2024	497	497
3.450% Senior notes, semi-annual interest, due March 2025	300	300
3.950% Senior notes, semi-annual interest, due June 2025	500	500
4.900% Senior notes, semi-annual interest, due March 2026	700	700
1.900% Senior notes, euro denominated, annual interest, due March 2027	682	688
3.950% Senior notes, semi-annual interest, due March 2028	1,700	1,700
4.125% Senior notes, semi-annual interest, due May 2029	750	—
5.000% Senior notes, semi-annual interest, due September 2037	1,250	1,250
6.350% Senior notes, semi-annual interest, due June 2040	850	850
4.950% Senior notes, semi-annual interest, due May 2042	500	500
4.875% Senior notes, semi-annual interest, due April 2043	850	850
5.200% Senior notes, semi-annual interest, due September 2047	1,250	1,250
5.300% Senior notes, semi-annual interest, due May 2049	750	—
Revolving credit facility	—	225
Program financing line of credit	16	22
Commercial paper	176	—
Total debt(1)	16,641	16,918
Unamortized discount, premium and debt issuance costs, net	(132)	(125)
Debt, net of unamortized discount, premium and debt issuance costs	16,509	16,793
Current portion of debt	(1,686)	(1,819)
Noncurrent portion of debt	$14,823	$14,974

(1)
As a result of the adoption of ASU 2016-02, capital lease obligations totaling $252 million as of December 31, 2018 (known as finance lease liabilities effective January 1, 2019) were reclassified to components of "Accrued liabilities" and "Other noncurrent liabilities" on the consolidated balance sheet to conform with the new presentation.